UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0380839
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

10240 Sorrento Valley Road
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

WEBSENSE, INC.  AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

WEBSENSE, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Michael A. Newman, Esq.

Sr. Vice President, General Counsel

Websense, Inc.

10240 Sorrento Valley Road

San Diego, CA 92121

(Name and address of agent for service)

(858) 320-8000

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Amended and Restated 2000 Stock Incentive Plan
Common Stock, $0.01 par value	1,815,746 shares	$18.85	(2)	$34,226,812.10	(2)	$1,345.11
2000 Employee Stock Purchase Plan
Common Stock, $0.01 par value	453,936 shares	$18.85	(2)	$8,556,693.60	(2)	$336.28
Totals:	2,269,682 shares	18.85		$42,783,505.70		$1,681.39

(1)             Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock which become issuable under the Websense, Inc. Amended and Restated 2000 Stock Incentive Plan or the Websense, Inc. 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)             Estimated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low selling prices per share of the Registrant’s Common Stock on May 5, 2008, as reported by the Nasdaq Global Select Market, in accordance with Rule 457(c) of the Securities Act.

PART I

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

Websense, Inc. (the “Registrant”) is hereby registering 1,815,746 additional shares of its Common Stock, $0.01 par value (“Common Stock”), for issuance under the Registrant’s Amended and Restated 2000 Stock Incentive Plan and 453,936 additional shares of its Common Stock for issuance under the Registrant’s 2000 Employee Stock Purchase Plan.  A Registration Statement on Form S-8 No. 333-140952 (the “Prior Registration Statement”), filed with the Securities and Exchange Commission on February 27, 2007, relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein.

The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 10240 Sorrento Valley Road, San Diego, CA 92121, telephone (858) 320-8000.

Exhibits

Exhibit Number	Exhibit
4.1	Websense, Inc. Amended and Restated 2000 Stock Incentive Plan (previously filed as an exhibit to the registrant’s Form 8-K, filed on October 17, 2007 and incorporated herein by reference).
4.2

Websense, Inc. Notice of Grant of Stock Option and Websense, Inc. Stock Option Agreement (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).

4.3	Websense, Inc. 2000 Employee Stock Purchase Plan (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).
5	Legal Opinion of Michael Newman, Esq.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Michael Newman, Esq. (included in his opinion filed as Exhibit 5).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 9th day of May, 2008.

Websense, Inc.

By:	/s/ Dudley Mendenhall
Dudley Mendenhall
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Websense, Inc., a Delaware corporation, do hereby constitute and appoint Gene Hodges, Douglas C. Wride, and Michael Newman, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John B. Carrington	Chairman of the Board	May 9, 2008
John B. Carrington

/s/ Gene Hodges	Director, Chief Executive Officer (principal	May 9, 2008
Gene Hodges	executive officer)

/s/ Dudley Mendenhall	Chief Financial Officer (principal	May 9, 2008
Dudley Mendenhall	financial and accounting officer)

/s/ Mark St.Clare	Director	May 9, 2008
Mark St.Clare

/s/ Bruce T. Coleman	Director	May 9, 2008
Bruce T. Coleman

/s/ John Schaefer	Director	May 9, 2008
John Schaefer

/s/ Gary E. Sutton	Director	May 9, 2008
Gary E. Sutton

/s/ Peter Waller	Director	May 9, 2008
Peter Waller

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Websense, Inc. Amended and Restated 2000 Stock Incentive Plan (previously filed as an exhibit to the registrant’s Form 8-K, filed on October 17, 2007 and incorporated herein by reference).
4.2

Websense, Inc. Notice of Grant of Stock Option and Websense, Inc. Stock Option Agreement (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).

4.3	Websense, Inc. 2000 Employee Stock Purchase Plan (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).
5	Legal Opinion of Michael Newman, Esq.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Michael Newman, Esq. (included in his opinion filed as Exhibit 5).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.